EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 24, 2005 accompanying the consolidated financial statements of The Joint Venture (Name withheld and filed separately with the Securities and Exchange Commission), appearing in the 2005 Annual Report on Form 10-K of Universal Security Instruments, Inc. for the year ended March 31, 2005 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of Universal Security Instruments, Inc. on Form S-3.


/s/ Grant Thornton

Grant Thornton
Certified Public Accountants
Hong Kong
July 21, 2005


                                      E-4